SECURITIES AND EXCHANGE COMMISSION
Washington, DC 10549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant’s telephone number,
including area code:
(616) 527-9450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

        On December 12, 2008, Independent Bank Corporation (the “Corporation”) entered into and closed a Letter Agreement (including the Securities Purchase Agreement—Standard Terms incorporated by reference therein, the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”) pursuant to which Treasury invested $72,000,000 in the Corporation under the TARP Capital Purchase Program (the “Program”).

        Under the Purchase Agreement, Treasury received (1) 72,000 shares of the Corporation’s Series A Fixed Rate Cumulative Perpetual Preferred Stock, $1,000 liquidation preference per share, and (2) a warrant to purchase 3,461,538 shares of the Corporation’s common stock at an exercise price of $3.12 per share. The exercise price of the warrant was determined based upon the average of closing prices of the Corporation’s common stock during the 20-trading day period ended November 20, 2008, the last trading day prior to the date the Treasury approved the Corporation for participation in the Program.

        The preferred shares qualify as Tier 1 regulatory capital and pay cumulative dividends quarterly at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The preferred shares are non-voting, other than class voting rights on certain matters that could adversely affect the preferred shares. If dividends on the preferred shares have not been paid for an aggregate of six quarterly dividend periods or more, whether consecutive or not, the Corporation’s authorized number of directors will be automatically increased by two and the holders of the preferred stock, voting together with holders of any then outstanding voting parity stock, will have the right to elect those directors at the Corporation’s next annual meeting of shareholders or at a special meeting of shareholders called for that purpose. These preferred share directors would be elected annually and serve until all accrued and unpaid dividends on the preferred shares have been paid.

        The preferred shares may be redeemed by the Corporation at par after February 15, 2012. Prior to this date, the preferred shares may only be redeemed by the Corporation at par in an amount up to the cash proceeds (minimum $18,000,000) from qualifying equity offerings of any Tier 1 perpetual preferred or common stock. Any redemption is subject to the consent of the Board of Governors of the Federal Reserve System. Until December 12, 2011, or such earlier time as all preferred shares have been redeemed by the Corporation or transferred by Treasury to third parties that are not affiliated with Treasury, the Corporation may not, without Treasury’s consent, increase its dividend rate per share of common stock or, with certain limited exceptions, repurchase its common stock.

        In connection with the issuance of the preferred shares, on December 10, 2008, the Corporation amended its Restated Articles of Incorporation to designate the Series A Fixed Rate Cumulative Perpetual Preferred Stock and to specify the preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions of that series, including the relevant provisions described above.

        The warrant is immediately exercisable and has a 10-year term. The exercise price and number of shares subject to the warrant are both subject to anti-dilution adjustments. Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the warrant; however, this agreement not to vote the shares does not apply to any person who may acquire such shares. If the Corporation receives aggregate gross proceeds of at least $72,000,000 from one or more qualifying equity offerings of Tier 1-eligible perpetual preferred or common stock on or prior to December 31, 2009, the number of shares of common stock underlying the warrant then held by Treasury will be reduced by one half of the original number of shares underlying the warrant, after taking into account all adjustments.

        The preferred shares and the warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The Corporation will file a shelf registration statement covering the preferred shares, the warrant and the common stock underlying the warrant. Treasury and other future holders of the preferred shares, the warrant or the common stock issued pursuant to the warrant also have piggyback and demand registration rights with respect to these securities. Neither the preferred shares nor the warrant nor the shares issuable upon exercise of the warrant are subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the warrant shares prior to December 31, 2009.

        Under the terms of the Purchase Agreement, the Corporation was required to amend its compensation, bonus, incentive and other benefit plans, arrangements and agreements, including golden parachute, severance and employment agreements, to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stability Act of 2008 (the “EESA”) and applicable guidance or regulations issued by the Secretary of the Treasury. For so long as Treasury holds any of the Corporation’s securities acquired under the Purchase Agreement or the warrant, the Corporation must remain in compliance with the EESA requirements. The applicable executive compensation requirements apply to the compensation of the Corporation’s chief executive officer, chief financial officer and three other most highly compensated executive officers. The Corporation’s President and Chief Executive Officer is Michael M. Magee, Jr., and its Executive Vice President and Chief Financial Officer is Robert N. Shuster. Its three most highly compensated executive officers, other than Mr. Magee and Mr. Shuster, initially are William B. Kessel, Executive Vice President and Chief Operating Officer, Stefanie M. Kimball, Executive Vice President and Chief Lending Officer, and David C. Reglin, Executive Vice President–Retail Banking. Consistent with its obligations under the Purchase Agreement, on December 12, 2008, the Corporation entered into an amendment to its compensation arrangements with each of these five senior executive officers, among other things, to (i) prevent the payment of golden parachute payments to the executive and (ii) provide that any bonus or incentive compensation paid to the executive will be subject to recovery or “clawback” by the Corporation if the payments were based on materially inaccurate financial statements or any other materially inaccurate statement of performance metric criteria. A form of such amendment is attached as Exhibit 10.2 hereto and is incorporated herein by reference. Additionally, each of these five senior executive officers executed a waiver pursuant to the terms of the Purchase Agreement. A form of the waiver is attached hereto as Exhibit 10.3 hereto and is incorporated herein by reference. Each of the EESA requirements applies during the period that Treasury owns any securities acquired under the Purchase Agreement or the warrant and within the meaning of Section 111(b) of the EESA and the applicable guidance and regulations issued by Treasury.

        The description in this Current Report on Form 8-K of the terms of the Corporation’s participation in Treasury’s Program, including the terms of the Purchase Agreement, Series A Preferred Stock and warrant to purchase shares of common stock, is qualified in its entirety by the following exhibits filed with this report: (i) the Letter Agreement, including the Securities Purchase Agreement—Standard Terms attached thereto filed as Exhibit 10.1; (ii) the Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, filed as an amendment to the Restated Articles of Incorporation of the Corporation on December 10, 2008, filed as Exhibit 3.1; (iii) the Corporation’s Amended and Restated Bylaws, conformed through December 8, 2008, filed as Exhibit 3.2; (iv), the form of Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, filed as Exhibit 4.1; (v) the warrant filed as Exhibit 4.2; (vi) the form of Letter Agreement executed by each of Michael M. Magee, Jr., Robert N. Shuster, William B. Kessel, Stefanie M. Kimball, and David C. Reglin, filed as Exhibit 10.2; and (vii) the form of waiver executed by each of Michael M. Magee, Jr., Robert N. Shuster, William B. Kessel, Stefanie M. Kimball, and David C. Reglin, filed as Exhibit 10.3.

        The Corporation is registered with the Federal Reserve Board as a bank holding company. Independent Bank, a wholly owned subsidiary of the Corporation, is a member of the Federal Reserve System, and its deposits are insured by the FDIC. The Federal Reserve Board is the primary federal banking agency responsible for regulating the Corporation and Independent Bank.

Item 3.02.      Unregistered Sales of Equity Securities.

        The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03.      Material Modification to Rights of Security Holders.

        The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

        Additionally, under the terms of the Purchase Agreement, the Corporation represented and warranted to Treasury that the Corporation’s Board of Directors has taken all necessary action to ensure that the transactions contemplated by the Purchase Agreement and the warrant and the consummation of the transactions contemplated thereby, including the exercise of the warrant in accordance with its terms, will be exempt from any anti-takeover or similar provisions of the Corporation’s Restated Articles of Incorporation and Amended and Restated Bylaws, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction.

        In connection with such representation and warranty, on December 8, 2008, the Corporation’s Board of Directors approved an amendment to Section 8 of Article II of the Amended and Restated Bylaws to opt out of Chapter 7B of the Michigan Business Corporation Act (the “Act”), referred to as the Control Share Act, pursuant to Section 794 of the Act. The Control Share Act regulates the acquisition of “control shares” of widely held Michigan corporations. The Control Share Act establishes procedures governing “control share acquisitions.” A control share acquisition is defined as an acquisition of shares by an acquirer which, when combined with other shares held by that person or entity, would give the acquirer voting power in the election of directors of the Corporation at or above any of the following thresholds: 20%, 33%, and 50%. Under the Control Share Act, an acquirer may not vote “control shares” that were acquired in a control share acquisition unless the Corporation’s disinterested shareholders (defined to exclude the acquiring person, officers of the Corporation, and directors of the Corporation who are also employees of the Corporation) vote to confer voting rights on the control shares. The Control Share Act does not affect the voting rights of shares owned by an acquiring person before the control share acquisition. The Control Share Act entitles the Corporation to redeem control shares from the acquiring person under certain circumstances. In other cases, the Control Share Act confers dissenters’ rights upon all of the Corporation’s shareholders except the acquiring person.

        Certain other provisions of the Act, referred to as the Fair Price Act, establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters. The Fair Price Act provides that a supermajority vote of 90% of the shareholders and no less than two-thirds of the votes of noninterested shareholders must approve a “business combination.” The Fair Price Act defines a “business combination” to include nearly any merger, consolidation, share exchange, sale of assets, stock issuance, liquidation, or reclassification of securities involving an “interested shareholder” or certain “affiliates” of an interested shareholder. An “interested shareholder” is generally any person who owns 10% or more of the outstanding voting shares of the Corporation. An “affiliate” is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person. The Fair Price Act generally applies to the Corporation. However, in connection with the Corporation’s representation and warranty made to Treasury referenced above, the Board of Directors adopted an irrevocable resolution on December 8, 2008, to provide that Section 780 of the Act, the supermajority provision of the Fair Price Act, shall not apply to any business combination with (a) Treasury, (b) any person, including any existing or future affiliates of Treasury, who becomes an interested shareholder of the Corporation as a result of acquiring shares of common stock upon exercise (in whole or in part) of the warrant, or (c) any person, including any existing or future affiliates of Treasury, who becomes an interested shareholder of the Corporation as a direct result of acquiring shares of common stock issued under the warrant from Treasury or any of Treasury’s existing or future affiliates.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.03.

Items 8.01      Other Events

        On December 12, 2008, the Corporation issued a press release relating to the issuance and sale of the preferred shares and the warrant. A copy of the press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated by referenced into this Item 8.01.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, filed as an amendment to the Restated Articles of Incorporation of Independent Bank Corporation on December 10, 2008.

3.2	Amended and Restated Bylaws of Independent Bank Corporation, conformed through December 8, 2008.

4.1	Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

4.2	Warrant dated December 12, 2008 to purchase shares of Common Stock of Independent Bank Corporation.

10.1	Letter Agreement, dated as of December 12, 2008, between Independent Bank Corporation and the United States Department of the Treasury, and the Securities Purchase Agreement—Standard Terms attached thereto.

10.2	Form of Letter Agreement executed by each of Michael M. Magee, Jr., Robert N. Shuster, William B. Kessel, Stefanie M. Kimball, and David C. Reglin.

10.3	Form of waiver executed by each of Michael M. Magee, Jr., Robert N. Shuster, William B. Kessel, Stefanie M. Kimball, and David C. Reglin.

99.1	Press release dated December 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 12, 2008	INDEPENDENT BANK CORPORATION (Registrant) By /s/ Robert N. Shuster —————————————— Robert N. Shuster Executive VP and CFO

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